EXHIBIT 7.6

               Plan of Reorganization and Asset Purchase Agreement

         This Plan of Reorganization and Asset Purchase Agreement (the "Agreement") is made and entered into as of the 1st day of July 1999 by and between Zeros & Ones, Inc., a Delaware corporation ("ZOI"), Commercial Labor Management, Inc., a Nevada corporation ("CLMI"), Robert Holtz, an individual ("Holtz"), Mark J. Richardson, an individual ("Richardson"), and Edward L.
Torres ("Torres"), an individual ("Torres"), with respect to the following facts:


                                    RECITALS


         A. This Agreement hereby supercedes and replaces the Plan of Reorganization and Exchange Agreement (the "Prior Agreement") made and entered into as of April 30, 1999 by and between ZOI, CLMI, the ZOI Shareholders (as defined in the Prior Agreement), Richardson and
                  Torres.

         B. Holtz owns 100% of the total issued and outstanding capital stock of ZOI.

         C. ZOI is engaged in the business of selling products on the Internet, conducting the auction of products on the Internet, providing Internet and media consulting services, designing and operating Internet websites, building and licensing Internet core technology, and providing software consulting services.

         D.       CLMI is a public reporting company trading on the OTC Bulletin
                  Board.

         E. ZOI desires to sell and CLMI desires to purchase the business and substantially all of the assets of ZOI on the terms and subject to the conditions set forth in this Agreement.

         F. The plan of reorganization evidenced by this Agreement is intended to be a tax free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. It is part of an overall tax free plan of reorganization pursuant to which CLMI is also acquiring 100% of the total issued and outstanding stock of Quantum Arts, Inc., Polyganol Research Corporation, Wood Ranch Technology Group, Inc., Kidvision, Inc. and Pillar West Entertainment, Inc.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency to which are hereby acknowledged by the parties to this Agreement, and in light of the above recitals to this Agreement, the parties to this Agreement hereby agree as follows:

1.       Purchase and Sale of Assets.
         ---------------------------

         On the terms and subject to the conditions set forth in this Agreement, ZOI agrees to sell, convey, assign, transfer and deliver to CLMI and CLMI agrees to purchase from ZOI, at the closing on July 1, 1999 ("Closing Date"), all of the assets, properties and business of ZOI of every kind, whether tangible, intangible, real, personal or mixed, and wherever located (collectively referred to as the "Acquired Assets"), including without limitation, the following: its business as a going concern; its leaseholds, furniture, fixtures, equipment and supplies; its rights under leases, licenses, franchise agreements and other contracts; its copyrights, trademarks and tradenames; its customers; stocks, bonds, securities and other investments; certificates of deposit; all cash on hand and money on deposit with banks and others; notes and accounts receivable; insurance policies; causes of action, judgments, claims and demands; and all other property and rights owned or held by ZOI on the Closing Date or then used by it in its business, whether or not specifically referred to in this Agreement unless specifically excluded in this Agreement.

2.       Obligations and Liabilities.
         ---------------------------

         On the Closing Date, Holtz shall assume any liabilities, obligations, or payables of ZOI. CLMI will not assume or be obligated to satisfy or perform any liabilities, obligations or payables of ZOI.

3.       Purchase Price.
         --------------

         As consideration for the sale, conveyance, assignment, transfer and delivery of the Acquired Assets to CLMI, CLMI agrees to issue and deliver to ZOI on the Closing Date a total of two hundred and twenty thousand (220,000) shares of its Common Stock, $.001 par value, to ZOI (collectively referred to as the "Shares"). Immediately after the Closing, ZOI will distribute all of the Shares to Holtz.

4.       Closing and Further Acts.
         ------------------------

         The closing of the exchange (the "Closing") will occur upon the satisfaction or waiver of the conditions set forth in Section 9 of this Agreement, but no later than July 1, 1999. At the Closing ZOI shall deliver to CLMI such bills of sale, deeds, assignments and other instruments of sale, conveyance, assignment and transfer as are sufficient in the opinion of CLMI and its counsel to vest in CLMI and its successors or assigns the absolute, legal and equitable title to all of the Acquired Assets. CLMI shall deliver to ZOI stock certificates representing a total of two hundred and twenty thousand

(220,000) shares of CLMI Common Stock (which, when issued, will equal approximately 3.14% of the total number of shares of CLMI's Common Stock issued and outstanding on the date of such issuance), which will then be distributed by ZOI to Holtz. Upon the Closing, or as soon as permissible in accordance with
Section 14f of the Securities Exchange Act of 1934, as amended, whichever occurs later, Edward L. Torres will resign as an officer and director of CLMI, and will appoint new directors as designated by Holtz to fill the vacancies on CLMI's Board of Directors. Upon the Closing, Richardson and Torres will each tender to CLMI for redemption and cancellation 1,850,000 shares of CLMI Common Stock which they currently own. All parties to this Agreement hereby agree to execute all other documents and take all other action which are reasonably necessary or appropriate in order to effect all of the transactions contemplated by this Agreement.

5. Covenants of CLMI.
   -----------------

         5.1      Covenants of CLMI.
                  -----------------

         A portion of the intangible assets and claims presently owned by CLMI, equal to 50% of any award or proceeds, if any, received in its lawsuit against CNG Communications, Inc. and Paul Bishop (the "Lawsuit") shall be retained by CLMI after the Closing. Richardson and Torres will each be entitled to 25% of any award or proceeds received in the Lawsuit, if any, in part in consideration for their work in facilitating the Lawsuit on CLMI's behalf, regardless of who the plaintiffs are in the Lawsuit or which claims are remaining. After the Closing, CLMI will be responsible for any costs incurred in connection with the Lawsuit. On the Closing, CLMI will have no more than 7,000,000 shares of its Common Stock, par value $.001 per share, outstanding, and will not have outstanding any preferred stock, warrants, options, or other securities convertible into the common or preferred stock of CLMI, except as disclosed in Exhibit C to this Agreement. Upon Closing, CLMI will have no accounts payable or outstanding debt. On, or as soon as practicable after, the Closing, CLMI will change its name to Zeros & Ones, Inc.

         5.2      Covenants of Richardson and Torres.
                  ----------------------------------

         On the Closing, Richardson and Torres each covenant to tender for cancellation 1,850,000 shares of the Common Stock of CLMI owned by them. Torres agrees to resign as an officer and director of CLMI, effective on the Closing, or as soon as permissible in accordance with Section 14f of the Securities Exchange Act of 1934, as amended, whichever occurs later.

6. Covenants of ZOI and Holtz.
   --------------------------

         6.1      ZOI Financial Condition.
                  -----------------------

         ZOI and Holtz hereby covenant that (i) within 90 days after the Closing, ZOI will have positive net stockholders' equity of at least $5,000,000, and (ii) upon the Closing, ZOI will deliver to CLMI audited financial statements for the Acquired Assets.

         6.2      Cash Payment.
                  ------------

         ZOI has already tendered $120,000 in cash to CLMI, from which CLMI will pay all accounts payable set forth on the CLMI Financial Statements (as hereinafter defined), or which are incurred after December 31, 1998 until the Closing Date, with the balance allocable as determined by CLMI in its sole and absolute discretion. On or before July 31, 1999, CLMI will tender to Richardson and Torres a payment in cash of $87,500 plus accrued simple interest thereon from July 1, 1999 at the rate of 10% per annum to be allocated in the sole and absolute discretion of Richardson and Torres. ZOI will make said check payable as designated by Richardson and Torres. This debt of CLMI to Richardson and Torres will be evidenced by a promissory note in the principal amount of $87,500, bearing simple interest at the rate of 10% per annum, payable by CLMI to Richardson and Torres.

7. Representations and Warranties of ZOI and Holtz.
   -----------------------------------------------

         ZOI and Holtz represent and warrant to CLMI as follows:

         7.1      Power and Authority; Binding Nature of Agreement.
                  ------------------------------------------------

         ZOI and Holtz have full power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement by them has been duly authorized by all necessary action on their part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of ZOI and Holtz.

         7.2      Subsidiaries.
                  ------------

         There is no corporation, general partnership, limited partnership, joint venture, association, trust or other entity or organization which ZOI directly or indirectly controls or in which ZOI directly or indirectly owns any equity or other interest, other than those listed on Exhibit B to this Agreement.

         7.3      Good Standing.
                  -------------

         ZOI and its subsidiaries (i) are duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated,
(ii) have all necessary power and authority to own their assets and to conduct their business as it is currently being conducted, and (iii) are duly qualified or licensed to do business and are in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

         7.4      Charter Documents and Corporate Records.
                  ---------------------------------------

         ZOI and its subsidiaries have delivered to CLMI complete and correct copies of (i) the articles of incorporation, bylaws and other charter or organizational documents of ZOI and its subsidiaries, including all amendments thereto, (ii) the stock records of ZOI and its subsidiaries, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of ZOI and its subsidiaries. ZOI and its subsidiaries are not in violation or breach of (i) any of the provisions of their articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by their shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of ZOI or its subsidiaries that are not fully reflected in the appropriate minute books or other written records of ZOI and its subsidiaries.

         7.5      Capitalization.
                  --------------

         The authorized capital stock of ZOI consists of 50,000,000 shares of common stock, par value $.001 per share, of which 1,500 shares are issued and outstanding. All of the outstanding shares of the capital stock of ZOI are validly issued, fully paid and nonassessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws. There are no (i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of ZOI, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of ZOI, or (iii) contracts or arrangements under which ZOI is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.

         7.6      Financial Statements.

         ZOI has delivered to CLMI the following financial statements relating to ZOI on the Closing (the "ZOI Financial Statements"): (i) the audited assets of ZOI as of June 25, 1999; and (ii) the unaudited balance sheets and statements of income and retained earnings, stockholders' equity and changes in financial position of ZOI for the years ended December 31, 1998, 1997 and 1996. Except as stated therein or in the notes thereto, the ZOI Financial Statements:(a) present fairly the financial position of ZOI as of the respective dates thereof and the results of operations and changes in financial position of ZOI for the respective periods covered thereby; and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

         7.7      Absence of Changes.
                  ------------------

         Except as otherwise disclosed to CLMI in writing in Exhibit D to this Agreement, since December 31, 1998:

                  (a) There has not been any material adverse change in the business, condition, assets, operations or prospects of ZOI or its subsidiaries and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of ZOI or its subsidiaries.

                  (b) ZOI or its subsidiaries have not (i) declared, set aside or paid any dividend or made any other contribution in respect of any shares of capital stock, nor (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

                  (c) ZOI or its subsidiaries have not sold or otherwise issued any shares of capital stock or any other securities.

                  (d) ZOI or its subsidiaries have not amended their articles of incorporation, bylaws or other charter or organizational documents, nor have they effected or been a party to any merger, recapitalization, reclassification of shares, stock split, reverse stock split, reorganization or similar transaction.

                  (e) ZOI has not formed any subsidiary or contributed any funds or other assets to any subsidiary, other than as disclosed in Exhibit B of this Agreement.

                  (f) ZOI has not purchased or otherwise acquired any assets, nor has it leased any assets from any other person, except in the ordinary course of business consistent with past practice.

                  (g) ZOI or its subsidiaries have not made any capital expenditure outside the ordinary course of business or inconsistent with past practice, or in an amount exceeding ten thousand dollars ($10,000), and the total amount of the capital expenditures made by ZOI or its subsidiaries have not exceeded twenty thousand dollars ($20,000), without CLMI's consent.

                  (h) ZOI or its subsidiaries has not sold or otherwise transferred any assets to any other person, except in the ordinary course of business consistent with past practice and at a price equal to the fair market value of the assets transferred.

                  (i) There has not been any loss, damage or destruction to any of the properties or assets of ZOI or its subsidiaries (whether or not covered by insurance).

                  (j) ZOI or its subsidiaries have not written off as uncollectible any indebtedness or accounts receivable, except for write-offs that were made in the ordinary course of business consistent with past practice and that involved less than one hundred dollars ($100) singly and less than one thousand dollars ($1,000) in the aggregate.

                  (k) ZOI or its subsidiaries have not leased any assets to any other person except in the ordinary course of business consistent with past practice and at a rental rate equal to the fair rental value of the leased assets.

                  (l) ZOI or its subsidiaries have not mortgaged, pledged, hypothecated or otherwise encumbered any assets, except in the ordinary course of business consistent with past practice.

                  (m) ZOI or its subsidiaries have not entered into any contract or incurred any debt, liability or other obligation (whether absolute, accrued, contingent or otherwise), except for (i) contracts that were entered into in the ordinary course of business consistent with past practice and that have terms of less than six months and do not contemplate payments by or to ZOI or its subsidiaries which will exceed, over the term of the contract, three thousand dollars ($3,000) in the aggregate, and (ii) current liabilities incurred in the ordinary course of business consistent with the past practice.

                  (n) ZOI or its subsidiaries have not made any loan or advance to any other person, except for advances that have been made to customers in the ordinary course of business consistent with past
         practice   and  that  have  been   properly   reflected   as  "accounts
         receivables."

                  (o) ZOI or its subsidiaries have not paid any bonus to, or increased the amount of the salary, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or employees of ZOI or its subsidiaries.

                  (p) No contract or other instrument to which ZOI or any of its subsidiaries are or were a party or by which ZOI or any of its subsidiaries or any of their assets are or were bound has been amended or terminated, except in the ordinary course of business consistent with past practice.

                  (q) ZOI or its subsidiaries have not discharged any lien or discharged or paid any indebtedness, liability or other obligation, except for current liabilities that (i) are reflected in the ZOI Financial Statements as of December 31, 1998 or have been incurred since December 31, 1998 in the ordinary course of business consistent with past practice, and (ii) have been discharged or paid in the ordinary course of business consistent with past practice.

                  (r) ZOI or its subsidiaries have not forgiven any debt or otherwise released or waived any right or claim, except in the ordinary course of business consistent with past practice.

                  (s) ZOI or its subsidiaries have not changed its methods of accounting or its accounting practices in any respect.

                  (t) ZOI or its subsidiaries have not entered into any transaction outside the ordinary course of business or inconsistent with past practice.

                  (u) ZOI or its subsidiaries have not agreed or committed (orally or in writing) to do any of the things described in clauses (b) through (t) of this Section 5.7.

         7.8      Absence of Undisclosed Liabilities.
                  ----------------------------------

         ZOI and its subsidiaries have no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the ZOI Financial Statements as of December 31, 1998, except for obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice.

         7.9      Contracts.
                  ---------

         ZOI and its subsidiaries have delivered to CLMI complete and correct copies of all of the contracts and other instruments including all amendment hereto. All of such contracts and other instruments are valid and in full force and effect, and are enforceable in accordance with their terms. There is no existing default by any person under any of said contracts or other instruments, and there exists no condition or set of circumstance which, with notice or lapse of time or both, would constitute such a default.

         7.10     Acquired Assets.
                  ---------------

                  (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not to ZOI's knowledge result in a breach of the terms and conditions of, or result in a loss of rights under, or result in the creation of any lien, charge or encumbrance upon, any of the Acquired Assets pursuant to (i) ZOI's articles of incorporation, bylaws, or agreements of limited partnership, as the case may be, (ii) any franchise, mortgage, deed of trust, lease, license, permit, agreement, contract, instrument or undertaking to which ZOI is a party or by which it or any of its properties are bound, or (iii) any statute, rule, regulation, order, judgment, award or decree.

                  (b) ZOI has good and marketable title to all of the Acquired Assets, free and clear of all mortgages, liens, leases, pledges, charges, encumbrances, equities or claims, except as expressly disclosed in Exhibit A to this Agreement.

                  (c) To ZOI's knowledge the Acquired Assets are not subject to any material liability, absolute or contingent, which is not listed as a liability in Exhibit A to this Agreement, nor is ZOI subject to any liability, absolute or contingent, which has not been disclosed to and acknowledged by CLMI in writing prior to the Closing Date.

                  (d) The list of Acquired Assets set forth in Exhibit A of this Agreement is an accurate description of all of the assets of ZOI.

                  (e) The list of Acquired Assets set forth in Exhibit A to this Agreement contains a list of all contracts, agreements, licenses, leases, arrangements, commitments and other undertakings to which ZOI is a party or by which it or its property is bound. Except as specified in Exhibit A, all of such contracts, agreements, leases, licenses and commitments are valid, binding and in full force and effect, and are assignable to CLMI without the consent of any other party.

                  (f) To ZOI's knowledge no consent is necessary to effect the transfer to CLMI of any of the Acquired Assets and, upon the consummation of the transactions contemplated hereby, CLMI will be entitled to use the Acquired Assets to the full extent that CLMI used the same immediately prior to the transfer of the Acquired Assets.

                  (g) All of the machinery, equipment, furniture and fixtures as of the Closing Date will be in the same condition as on the date of this Agreement, normal wear and tear excepted. ZOI hereby conveys to conveys to CLMI (to the extent it is able under the applicable warranty documents) any and all product warranty or similar rights that ZOI may have against third parties in respect of the condition of any Acquired Assets.

         7.11     Compliance With Laws; Licenses and Permits.
                  ------------------------------------------

          ZOI and its subsidiaries, to their knowledge, are not in violation of, nor have they failed to conduct their business in full compliance with, any applicable federal, state, local or foreign laws, regulations, rules, treaties, rulings, orders, directives or decrees. ZOI and its subsidiaries have delivered to CLMI complete and correct copies of all of the licenses, permits, authorizations and franchises to which ZOI or its subsidiaries are subject and all said licenses, permits, authorizations and franchises are valid and in full force and effect. Said licenses, permits, authorizations and franchises constitute all of the licenses, permits, authorizations and franchises necessary to permit ZOI and its subsidiaries to conduct their business in the manner in which it is now being conducted, and ZOI and their subsidiaries are not in violation or breach of any of the terms, requirements or conditions of any of said licenses, permits, authorizations or franchises.

         7.12     Litigation.
                  ----------

         There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to ZOI's knowledge, threatened against or with respect to ZOI or its subsidiaries which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of ZOI or its subsidiaries, or (ii) challenges or would challenge any of the actions required to be taken by the ZOI under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

         7.13     Non-Contravention.
                  -----------------

         Neither (a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of ZOI or its subsidiaries; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of ZOI or its subsidiaries; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which ZOI or Holtz is a party or by which ZOI or its subsidiaries or any of their assets or Holtz is bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of ZOI or its subsidiaries; (v) result in the loss of any license or other contractual right of ZOI or its subsidiaries; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of ZOI or its subsidiaries; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of ZOI or its subsidiaries or on Holtz' stock in ZOI; (viii) result in the reassessment or revaluation of any property of ZOI or its subsidiaries; by any taxing authority or other governmental authority; (ix) result in the imposition of, or subject ZOI or its subsidiaries; to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which ZOI or its subsidiaries or any of their assets or any of Holtz' stock in ZOI is subject.

         7.14  Approvals.
               ---------

         No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by ZOI or its subsidiaries or Holtz in connection with the execution, delivery or performance of this Agreement, including the conveyance to CLMI of the Acquired Assets.

         7.15    Brokers.
                 -------

         ZOI has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to ZOI's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transaction.

         7.16     Full Disclosure.
                  ---------------

         Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to CLMI by or on behalf of ZOI or Holtz contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

         7.17     Representations True on Closing Date.
                  ------------------------------------

         The representations and warranties of ZOI and Holtz set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

         7.18     Non-Distributive Intent.
                  -----------------------

         The shares of CLMI stock being acquired by Holtz pursuant to this Agreement are not being acquired by Holtz with a view to the public distribution of them. Holtz acknowledges and agrees that the CLMI stock acquired by him pursuant to this Agreement has not been registered or qualified under federal or state securities laws, and may not be sold, conveyed, transferred, assigned or hypothecated without being registered under the Securities Act of 1933, as amended, and applicable state law, or in the alternative submission of evidence reasonably satisfactory to CLMI that an exemption from registration is available.

8.       Representations and Warranties of CLMI.
         --------------------------------------

         CLMI represents and warrants to ZOI and Holtz as follows:

         8.1      Power and Authority; Binding Nature of Agreement.
                  ------------------------------------------------

         CLMI has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by CLMI has been duly authorized by all necessary action on its part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of CLMI.

         8.2      Good Standing.
                  -------------

         CLMI (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

         8.3      Charter Documents and Corporate Records.
                  ---------------------------------------

         CLMI has delivered to Holtz and ZOI complete and correct copies of (i) the articles of incorporation, bylaws and other charter or organizational documents of CLMI, including all amendments thereto, (ii) the stock records of CLMI, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of CLMI. CLMI is not in violation or breach of (i) any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by its shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of CLMI that are not fully reflected in the appropriate minute books or other written records of CLMI.

         8.4      Capitalization.
                  --------------

         The authorized capital stock of CLMI consists of 50,000,000 shares of common stock, par value $.001 per share, of which 4,587,941shares are issued and outstanding, and 2,000,000 share of preferred stock, none of which is issued or outstanding. All of the outstanding shares of the capital stock of CLMI are validly issued, fully paid and nonassessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws. Except as disclosed in Exhibit C of this Agreement, there are no
(i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of CLMI, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of CLMI, or (iii) contracts or arrangements under which CLMI is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.

         8.5      Financial Statements.
                  --------------------

         CLMI has delivered to ZOI and the ZOI Shareholders the following financial statements (the "CLMI Financial Statements"): (i) the audited balance sheet of CLMI as of December 31, 1998 and December 31, 1997; and (ii) the audited statements of income and retained earnings, stockholders' equity and changes in financial position of CLMI for the years ended December 31, 1998 and December 31, 1997; and (iii) supporting supplemental schedules. Except as stated therein or in the notes thereto, the CLMI Financial Statements: (a) present fairly the financial position of CLMI as of the respective dates thereof and the results of operations and changes in financial position of CLMI for the respective periods covered thereby; and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

         8.6      Absence of Changes.
                  ------------------

         Except as otherwise disclosed to ZOI in writing in Exhibit D to this Agreement, since December 31, 1998, there has not been any material adverse change in the business, condition, assets, operations or prospects of CLMI and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of CLMI.

         8.7      Absence of Undisclosed Liabilities.
                  ----------------------------------

         CLMI has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the CLMI Financial Statements as of

December 31, 1998, except for obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice.

         8.8      Litigation.
                  ----------

         There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to CLMI's knowledge, threatened against or with respect to CLMI which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of CLMI, or (ii) challenges or would challenge any of the actions required to be taken by CLMI under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

         8.9      Non-Contravention.
                  -----------------

         Neither (a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of CLMI; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of CLMI; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which CLMI is a party or by which CLMI or any of its assets are bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of CLMI; (v) result in the loss of any license or other contractual right of CLMI; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of CLMI; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of CLMI; (viii) result in the reassessment or revaluation of any property of CLMI by any taxing authority or other governmental authority;
(ix) result in the imposition of, or subject CLMI to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of

         8.10     Approvals.
                  ---------

         No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by CLMI in connection with the execution, delivery or performance of this Agreement.


         8.11     Brokers.
                  -------

         CLMI has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to CLMI's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions.

         8.12     Full Disclosure.
                  ---------------

         Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to ZOI by or on behalf of CLMI contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

         8.13     Representations True on Closing Date.
                  ------------------------------------

         The representations and warranties of CLMI set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

9.       Conditions to Closing.
         ---------------------

         9.1      Conditions Precedent to CLMI's Obligation To Close.
                  --------------------------------------------------

         CLMI's obligation to close the plan of reorganization and exchange as contemplated in this Agreement is conditioned upon the occurrence or waiver by CLMI of the following:

                  (a) All representations and warranties of ZOI and Holtz made in this Agreement or in any exhibit hereto delivered by ZOI and Holtz shall be true and correct as of the Closing Date with the same force and effect as if made on and as of that date.

                  (b) ZOI and Holtz shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by ZOI and Holtz prior to or at the Closing Date.

         9.2      Conditions Precedent to ZOI's and Holtz' Obligation To Close.
                  ------------------------------------------------------------

         ZOI's and Holtz' obligation to close the plan of reorganization and exchange as contemplated in this Agreement is conditioned upon the occurrence or waiver by ZOI or Holtz of the following:

                  (a) All representations and warranties of CLMI made in this Agreement or in any exhibit hereto delivered by CLMI shall be true and correct on and as of the Closing date with the same force and effect as if made on and as of that date.

                  (b) CLMI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by CLMI prior to or at the Closing Date.

10.      Further Assurances.
         ------------------

         Following the Closing, ZOI and Holtz agree to take such actions and execute, acknowledge and deliver to CLMI such further instruments of assignment, assumptions, conveyance and transfer and take any other action as CLMI may reasonably request in order to more effectively convey, sell, transfer and assign to CLMI all of the Acquired Assets, to confirm the title of CLMI thereto, to have Holtz assume all of the liabilities of ZOI and to indemnify CLMI therefrom, and to assist CLMI in exercising its rights with respect to the Acquired Assets.

11.      Survival of Representations and Warranties.
         ------------------------------------------

         All representations and warranties made by each of the parties hereto shall survive the closing for a period of one year after the Closing Date.

12.      Indemnification.
         ---------------

         12.1     Indemnification by Holtz.
                  ------------------------

         Holtz agrees to indemnify, defend and hold harmless CLMI against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and attorney's fees and costs, incurred by CLMI arising, resulting from, or relating to any and all liabilities of ZOI, any misrepresentation of a material fact or omission to disclose a material fact made by ZOI or Holtz in this Agreement, any exhibits to this Agreement or in any other document furnished or to be furnished by ZOI or Holtz under this Agreement, or any breach of, or failure by ZOI or Holtz to perform, any of their representations, warranties, covenants or agreements in this Agreement or in any exhibit or other document furnished or to be furnished by ZOI or Holtz under this Agreement.

         12.2     Indemnification by CLMI.
                  -----------------------

         CLMI agrees to indemnify, defend and hold harmless ZOI and Holtz against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and attorneys' fees and costs incurred by ZOI or Holtz arising, resulting from or relating to any breach of, or failure by CLMI to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any exhibit or other document furnished or to be furnished by CLMI under this Agreement.

13.      Injunctive Relief.
         -----------------

         13.1  Damages Inadequate.
               ------------------

         Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants and provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

         13.2  Injunctive Relief.
               -----------------

         It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

14.      Waivers.
         -------

         If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

15.      Successors and Assigns.
         ----------------------

         This Agreement supercedes and replaces the Plan of Reorganization and Exchange Agreement made and entered into on April 30, 1999 by and between ZOI, CLMI, the ZOI Shareholders (as defined in the Prior Agreement), Richardson, and Torres. Each covenant and representation of this Agreement shall inure to the benefit of and be binding upon each of the parties, their personal representatives, assigns and other successors in interest.

16.      Entire and Sole Agreement.
         -------------------------

         This Agreement constitutes the entire agreement between the parties and supersedes all other agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by the parties against whom the amendment is sought to be enforced.

17.      Governing Law.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, and the venue for any action hereunder shall be in the appropriate forum in the County of Los Angeles, State of California.

18.      Counterparts.
         ------------

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

19.      Attorneys' Fees and Costs.
         -------------------------

         In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

20.      Assignment.
         ----------

         This Agreement shall not be assignable by any party without prior written consent of the other parties.

21.      Remedies.
         --------

         Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement are intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

22.      Section Headings.
         ----------------

          The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

23.      Severability.
         ------------

          In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Agreement.

24.      Notices.
         -------

         Each notice or other communication hereunder shall be in writing and shall be deemed to have been duly given on the earlier of (i) the date on which such notice or other communication is actually received by the intended recipient thereof, or (ii) the date five (5) days after the date such notice or other communication is mailed by registered or certified mail (postage prepaid) to the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other parties hereto):


                  If to ZOI or Holtz:
                  ------------------

                  Zeros & Ones, Inc.
                  16861 Ventura Boulevard, Suite 300
                  Encino, California 91436
                  Attention: Robert Holtz, President

                  Telephone: (818) 380-0133
                  Facsimile: (818) 380-0258

                  If to CLMI:
                  ----------

                  Commercial Labor Management, Inc.
                  c/o Richardson & Associates
                  1299 Ocean Avenue, Suite 900
                  Santa Monica, California  90401

                  Telephone: (310) 393-9992
                  Facsimile: (310) 393-2004

25.      Publicity.
         ---------

         No press release, notice to any third party or other publicity concerning the transactions contemplated by this Agreement shall be issued, given or otherwise disseminated without the prior approval of each of the parties hereto; provided, however, that such approval shall not be unreasonably withheld.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

ZOI:                                        ZEROS & ONES, INC.


                                            By: --------------------------------
                                                     Robert Holtz, President


HOLTZ:                                      ------------------------------------
                                                      Robert Holtz


CLMI:                                       COMMERCIAL LABOR MANAGEMENT, INC.


                                            By: --------------------------------
                                                     Edward L. Torres, President


RICHARDSON:                                  -----------------------------------
                                                            Mark J. Richardson




TORRES:                                      -----------------------------------
                                                      Edward L. Torres

                                    EXHIBIT A

                             LIST OF ACQUIRED ASSETS

                                    EXHIBIT A

                             LIST OF ACQUIRED ASSETS
                             -----------------------

1.       Fifty percent (50%) of the outstanding stock of EKO Corporation.

2.       Cash

3.       Loan Receivable

4.       Equipment

         a.       Office PCs
         b.       Desks and Furnishings
         c.       Silicon Graphics Crimson Elan
         d.       Silicon Graphics R4000 3D Workstation
         e.       Computer Graphics Workstation
         f.       Alias/Wavefront Maya
         g.       IBM Network File Server
         h.       Apache Internet/Web Server
         i.       Tektronix Large Media File Server
         j.       Apple Power Macintosh Systems
         k.       UMAX High-Resolution Image Scanner
         l.       High-Speed Fiber Optic Network
         m.       AT&T Office Telephone Systems
         n.       Xerox Document Center
         o.       BMW 3281 Automobile

5.       Accounts Receivable

6.       Contracts with Licensees of Websuites Technology

7.       Charter Merchant relationship with Amazon.com

8.       Direct Access Development Partnership with Microsoft

9.       Website Hosting Auto-bill Commitments on over 30 commerce websites

10.      Consultancy Retainer Agreements/Hourly and Per-Project.

11.      Permanent Software Licenses for Alias/Wavefront Software.

12.      Link  Relationships  with  eToys.com,   Beyond.com,   Amazon.com,   CBS
         Sportsline, Tutorials.com, Omaha Steaks, Candy Direct, many others.

13.      Strategic Relationship with Website Results Corporation.

14.      Ownership of several valuable domain names

         a.       TrainAtHome.com
         b.       MovieShopping.com
         c.       BuyMovieStuff.com
         d.       ShopforMovies.com
         e.       BuyBroadcast.com
         f.       SellBroadcast.com
         g.       HD.TV
         h.       ZTransact.com
         i.       Blocks.com
         j.       MicroBlocks.com
         k.       ExpressDomain.com
         l.       EKO.com
         m.       FineItems.COM
         n.       ZOZO.net

15. Ownership of "Creative Energy" and "RGB", proprietary development tools created by and utilized exclusively by Zeros & Ones to build websites.

                                    EXHIBIT B


                            LIST OF ZOI SUBSIDIARIES

                                    EXHIBIT B


                            LIST OF ZOI SUBSIDIARIES



EKO Corporation, a 50% owned subsidiary.

                                    EXHIBIT C



                              OUTSTANDING WARRANTS

                                    EXHIBIT C


         A. It is expected that on the Closing, 320,000 warrants in CLMI will be outstanding pursuant to which the holder of each warrant will be entitled to purchase one share of CLMI Common Stock for a price of $3.00 per share for a period of three years from the date of issue.

                                    EXHIBIT D


                    MATERIAL CHANGES SINCE DECEMBER 31, 1998


None.

                             BILL OF SALE OF ASSETS



         Zeros & Ones, Inc., a Delaware corporation ("ZOI") hereby sells and conveys to Commercial Labor Management, Inc., a Nevada corporation ("CLMI"), all of the tangible and intangible assets (the "Assets") to be transferred to CLMI pursuant to the terms of that certain Plan of Reorganization and Asset Purchase Agreement ("Agreement"), made and entered into as of July 1, 1999, by and between ZOI, Robert Holtz, Mark J. Richardson, Edward L. Torres and CLMI, and assigns the Assets to CLMI forever, free and clear of all liens and encumbrances. All such Assets are listed on Exhibit A to the Agreement, which is made a part hereof.

         ZOI warrants and agrees to defend the title to all of the Assets for the benefit of CLMI and assigns against all persons.

         In Witness Whereof, ZOI has signed and delivered this Bill of Sale to CLMI on July 1, 1999 at Los Angeles, California.


                                                  ZEROS & ONES, INC.
                                                  A Delaware corporation



                                                 By: ---------------------------
                                                      Robert Holtz, President